RULE 10f-3 REPORT FORM

                         Record Of Securities Purchased
                     Under The Trust's Rule 10f-3 Procedures

1.  Name of Portfolio: Principal Variable Contracts Fund, Inc. MidCap
                       Value Account

2.  Name of Issuer: The Phoenix Companies, Inc.

3.  Date of Purchase: June 19, 2001

4.  Underwriter from whom purchased: Morgan Stanley Dean Witter;
                                     Langen McAlleney

5. "Affiliated Underwriter" managing or participating in underwriting syndicate: Neuberger Berman, LLC

6.  Is a list of the underwriting syndicate's members attached? Yes X   No ____

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser or Subadviser: 344,900

8.  Aggregate principal amount of offering: 48,800,000

9.  Purchase price (net of fees and expenses): $17.50

10. Date offering commenced: June 19, 2001

11. Offering price at close of first day on which any sales were made: $17.50

12. Commission, spread or profit:  5.40%                 $0.945/ share

13. Have the following conditions been satisfied?              Yes      No

a.  The securities are:

     part of an issue  registered  under the  Securities
     Act of 1933 which is being offered to the public;          X      ____

     Eligible Municipal Securities;                            ____    ____

     sold in an Eligible Foreign Offering; or                  ____    ____

     sold in an Eligible Rule 144A offering?                   ____    ____

    (See Appendix B to the Rule 10f-3  Procedures  for
    definitions of the capitalized terms herein.)
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
                                                                                                        Yes          No


b.   (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an
     Eligible Foreign Offering, for any rights to purchase that are required
     by law to be granted to existing security holders of the issuer); OR                                 X          ____

     (2) If the  securities to be purchased were offered for  subscription upon exercise of rights, such  securities  were  purchased  on or before the fourth day  preceding  the day on which the
     rights offering terminates?                                                                        ____         ____

c.   The underwriting was a firm commitment underwriting?                                                 X          ____
d.   The commission,  spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable
     recent offerings)?                                                                                   X          ____
e.   The issuer of the securities,  except for Eligible Municipal  Securities, and its predecessors have been in continuous operation for not less than
     three years?                                                                                         X          ____
f.   (1) The amount of the  securities,  other than those  sold in an  Eligible
     Rule 144A  Offering (see  below),  purchased  by all of the  investment companies  advised by the  Adviser did not exceed 25% of the principal amount of the offering; OR
                                                                                                          X          ____
     (2) If the securities purchased were sold in an Eligible Rule 144A
     Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

     (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

     (ii)     The principal amount of the offering of such class in any
              concurrent public offering?                                                               ----         ----
g.  (1)  No   affiliated   underwriter   of  the   Trust   was  a   direct   or
         indirect   participant in or beneficiary of the sale; OR                                         X          ____

    (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?
                                                                                                        ----         ----

h.  Information  has or will be  timely  supplied  to the  appropriate  officer of the  Trust  for inclusion on SEC Form N-SAR and quarterly reports to the
    Trustees?                                                                                             X          ____
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Approved:                                                  Date: June 27, 2001
/s/R Russell

Attachment